UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): March 18, 2013

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Hanger Orthopedic Group, Inc.

(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On March 18, 2013, Hanger, Inc. (the “Company”) issued a press release announcing its intention to restate its consolidated financial statements for the quarters ended March 31, 2012 and 2011 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as described in Item 4.02 of this Current Report on Form 8-K.  The Company reached the determination to restate on March 18, 2013 following review of the matter by the Audit Committee of the Company’s Board of Directors in consultation with management.  The information provided in Item 4.02 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

A copy of the press release announcing the restatement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

Item 4.02.                                        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 18, 2013, the Audit Committee of the Company’s Board of Directors, in consultation with management, concluded that the Company’s consolidated financial statements for the quarters ended March 31, 2012 and 2011 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 should be restated to correct errors in the Company’s valuation of work-in-process (“WIP”) inventory. These corrections are being made to reflect the impact on the Company’s valuation of WIP resulting from changing sales volume from period to period.  The Company’s first and fourth quarters, which are the quarters that historically have the lowest and highest quarterly sales, respectively, experience the greatest impact from these corrections.  The correction to the Company’s valuation of WIP inventory arose in connection with the Company’s review of its historical analysis and calculations of WIP in connection with comments received from the staff of the Securities and Exchange Commission beginning on December 21, 2012 related to the staff’s review of the Company’s Form 10-K for the year ended December 31, 2011.  As a result of the restatement, net income for the quarter ended March 31, 2012 has been increased from $7,555,000, or $0.22 per diluted share of common stock, to $8,636,000, or $0.25 per diluted share of common stock and net income for the quarter ended March 31, 2011 has been increased from $6,213,000 or $0.18 per diluted share of common stock, to $6,752,000, or $0.20 per diluted share of common stock.

In light of this restatement, the Company’s previously filed financial statements and other financial information for the quarters ended March 31, 2012 and 2011 should no longer be relied upon.  The Company intends to file restated financial data for the quarters ended March 31, 2012 and 2011 under cover of Form 10-Q/A for the quarter ended March 31, 2012 as soon as practicable.

The Audit Committee discussed the matters disclosed in this filing with the Company’s independent registered public accountants.

A copy of the press release announcing the restatement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

This Form 8-K contains certain “forward-looking statements” relating to the Company.  All statements, other than statements of historical fact included herein, are “forward-looking statements” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with completing, certain financial statements.  These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” expects” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

Item 9.01.                                        Financial Statements and Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K:

99.1                        Press release dated March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: March 18, 2013

HANGER, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description
99.1	Press release of Hanger, Inc. dated March 18, 2013.